Exhibit 10.3

NEOS THERAPEUTICS, INC.

2009 EQUITY PLAN

EMPLOYEE NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

Pursuant to this Non-Qualified Stock Option Award Agreement, executed by Neos Therapeutics, Inc. (the “Company”) and              (the “Optionee”), an employee of the Company or one of its Subsidiaries (the “Award Agreement”), the Company hereby grants to the Optionee on                (the “Grant Date”), a right (the “Award”) to purchase from the Company up to, but not exceeding in the aggregate,           shares of Stock at       per share (the “Exercise Price”), which has been determined to be no less than the Fair Market Value per share of the Stock on the Grant Date, pursuant to the Neos Therapeutics, Inc. 2009 Equity Plan (the “Plan”), with such number of shares and such price per share being subject to adjustment as provided in the Plan, and further subject to the following terms and conditions. The Award is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

1.                                      Relationship to Plan. The Award is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. For purposes of this Award Agreement:

(a)                            “Employment” means employment with the Company or any of its Subsidiaries.

(b)                            “Option Period” means the period commencing upon the Grant Date and ending on the date on which the Award expires pursuant to paragraph 3.

(c)                             “Option Shares” means the shares of Stock covered by the Award Agreement.

2.                               Exercise and Vesting Schedule

(a)                                      Schedule. The Award shall vest and may be exercised in installments in accordance with the following schedule:

Date Vested	Percentage of Option Shares Vested and Exercisable
First (1st) Anniversary of the Grant Date	33 1/3%
Second (2nd) Anniversary of the Grant Date	33 1/3%
Third (3rd) Anniversary of the Grant Date	33 1/3%

As of the third (3rd) anniversary of the Grant Date, all Option Shares covered by the Award shall be 100% vested and exercisable. The Optionee must be in continuous Employment from the Grant Date through the date of exercisability in order for the Award to become vested and exercisable with respect to additional shares of Stock on such date.

(b)                                      Expiration. To the extent the Option Shares covered by the Award become vested and exercisable, such Award may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) for whole Option Shares until expiration of the Award pursuant to the terms of the Award Agreement or the Plan.

3.                                    Repurchase Right. Upon a Repurchase Event, the Company has the right and option to repurchase from Optionee some or all of the Option Shares at the Option Shares Repurchase Price during the Option Shares Repurchase Period.

4.                                    Termination of Award

(a)                            Expiration Date. The Option Period shall expire on the tenth (10th) anniversary of the Grant Date, except as otherwise provided in this paragraph 4.

(b)                            Termination Event. Upon a Termination Event:

(i)                                               any unvested Option Shares shall be immediately forfeited as of the date of such Termination Event and no further vesting shall occur;

(ii)                                            any vested Option Shares shall be exercisable until the earlier of (A) 90 day following such Employment termination date or (B) the expiration of the Option Period, and thereafter the Award shall expire, terminate and be of no further force and effect; and

(iii)                                         if Optionee’s Termination Event is by the Company for Cause, the vested and unvested portions of all Option Shares held by Optionee shall immediately terminate and be of no further force and as of the date of Optionee’s Termination Event.

5.                                    Exercise of Award. Subject to the limitations set forth herein and in the Plan, the Award may be exercised by completing in writing the Stock Option Award Exercise Notice, in the form prescribed by the Committee (the “Notice”), and submitting the Notice to the Company as set forth in paragraph 6. The Notice shall (a) state the number of shares of Stock with respect to which the Award is being exercised, (b) be accompanied by (i) cash, a certified or bank check, (ii) if the Board expressly authorized the loan of funds to the Optionee to assist Optionee in exercising the Option, a promissory note, or (iii) with the consent of the Committee, delivery (or attestation to the ownership) of shares of Stock (not subject to limitations on transfer) in the full amount of the purchase price for any shares of Stock being acquired, and (c) be accompanied by cash, check or Stock in the full amount of all federal and state withholding, local or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise (or instructions to satisfy such withholding obligation by withholding Option Shares in accordance with paragraph 9); provided, however, that any shares of Stock delivered in payment of the option price must be shares that the Optionee has owned for a period of at least six (6) months prior to the date of exercise. For the purpose of determining the amount, if any, of the purchase price satisfied by payment in Stock, such Stock shall be valued at its Fair Market Value on the date of exercise.

Notwithstanding anything to the contrary contained herein, the Optionee agrees that he or she will not exercise the Award granted pursuant hereto, and the Company will not be obligated to issue any Option Shares pursuant to the Award Agreement, if the exercise of the Award or the issuance of such Option Shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any stock exchange or transaction quotation system. If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

6.                            Notices. The Notice for exercise of the Award (with payment) must be made in the following manner:

(a)                                 by registered or certified United States mail, postage prepaid, to Neos Therapeutics, Inc., Attention: President, 2940 N. Hwy 360, Suite 100, Grand Prairie, Texas 75050, in which case the date of exercise shall be the date of mailing; or

(b)                            by hand delivery or overnight mail to Neos Therapeutics, Inc., Attention: President, 2940 N. Hwy 360, Suite 100, Grand Prairie, Texas 75050, in such case, the date of exercise shall be the date when receipt is acknowledged by the Company.

Notwithstanding the foregoing, in the event that the address of the Company is changed prior to the date of any exercise of the Award, notice of exercise shall instead be made pursuant to the foregoing provisions at the Company’s current address.

Any other notices provided for in the Award Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt, or in the case of notices delivered by the Company to the Optionee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the address specified at the end of the Award Agreement or at such other address as the Optionee hereafter designates by written notice to the Company.

7.                            Assignment of Award. Except as otherwise permitted by the Committee, the Optionee’s rights under the Plan and the Award Agreement are personal; no assignment or transfer of the Optionee’s rights under and interest in the Award may be made by the Optionee other than by will or by the laws of descent and distribution or by qualified domestic relations order. The Award will be exercisable during Optionee’s lifetime only by Optionee or by Optionee’s guardian or legal representative. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Optionee.

8.                            Delivery of Stock. No certificates representing shares of Stock purchased hereunder shall be delivered to or in respect of an Optionee unless

(a)                            the Optionee has remitted to the Company the full Exercise Price for such Option Shares;

(b)                            the Optionee has executed and delivered to the Company the Common Stock Purchase Agreement;

(c)                             the Optionee has executed and delivered to the Company the Stockholders Agreement;

(d)                            the Optionee represents in writing, in form and substance satisfactory to the Company, that he is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof;

(e)                             any certificate representing the Stock issued pursuant to the exercise of the Award bears all legends required by law and necessary or advisable to effectuate the provisions of the Plan and the Award.

The Company may place a “stop transfer” order against shares of the Stock issued pursuant to the exercise of the Award until all restrictions and conditions set forth in the Plan or the Award Agreement and in the legends referred to in this paragraph 8 have been complied with.

9.                            Withholding. No certificates representing shares of Stock purchased hereunder shall be delivered to or in respect of an Optionee unless the amount of all federal, state and other governmental withholding tax requirements imposed upon the Company with respect to the issuance of such shares of Stock has been remitted to the Company or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee. The Company shall have the right to (i) make deductions from the number of Option Shares otherwise deliverable upon exercise of the Award in an amount sufficient to satisfy withholding of any federal, state and other governmental tax required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax to withholding obligations. The Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of all or any portion of the Award by delivering cash, or, with the Committee’s approval, by electing to have the Company withhold shares of Stock, or by delivering previously owned shares of Stock, having a Fair Market Value equal to the amount required to be withheld or paid. The Optionee may only request withholding Option Shares having a Fair Market Value equal to the statutory minimum withholding amount. The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined. If the Optionee is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act, any such election shall be subject to such other restrictions as may be established by the Committee in order that satisfaction of withholding tax obligations with shares of Stock might be exempt from the operation of Section 16(b) of the Exchange Act in whole or in part.

10.                          Shareholder Rights. The Optionee shall have no rights of a shareholder with respect to shares of Stock subject to the Award unless and until such time as the Award has been exercised and ownership of such shares of Stock has been transferred to the Optionee.

11.                          Successors and Assigns. The Award Agreement shall bind and inure to the benefit of and be enforceable by the Optionee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Optionee may not assign any rights or obligations under the Award Agreement except to the extent and in the manner expressly permitted herein.

12.                          No Employment Guaranteed. The Award shall not confer upon Optionee any right with respect to continuance of Employment or other service with Company or a Subsidiary, nor shall it interfere in any way with any right the Company or a Subsidiary would otherwise have to terminate such Optionee’s Employment or other service at any time.

13.                          Governing Law. The Award Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

14.                          Amendment. The Award Agreement cannot be modified, altered or amended except by an agreement, in writing, signed by the Optionee and a duly authorized representative of the Company.

NEOS THERAPEUTICS, INC.

Date:	By:
Name:
Title:

The Optionee hereby accepts the Award, subject to the terms and provisions of the Award Agreement, Plan and administrative interpretations thereof referred to above.

OPTIONEE:

Date:

NEOS THERAPEUTICS,  INC.

2009 EQUITY PLAN

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made as of                                                2009, by and between Neos Therapeutics, Inc., a Delaware corporation (the “Company”), and                                (“Holder”).

WHEREAS, the Company has adopted the Neos Therapeutics, Inc. 2009 Equity Plan (the “Plan”), a copy of which is attached hereto as Exhibit “A”  and by this reference made a part hereof, for the benefit of eligible employees, directors, consultants and independent contractors of the Company and its Subsidiaries; and

WHEREAS, pursuant to the provisions of the Plan, the Committee, which administers the Plan, has determined to issue and sell Holder                          shares of common stock, par value $0.001  per share, of the Company (“Purchased Shares”), pursuant to a Restricted Stock Award, as of                                 , 2009 (“Grant Date”) upon the terms set forth below in this Agreement and the Plan and subject to Holder’s purchase of the Purchased Shares (as of the date of this Agreement)  pursuant to the Common Stock Purchase Agreement of even date herewith (the “CSPA”), which are divided into two tranches of Stock,                        being referred to herein as the “Primary Shares,”  and                  being referred to herein as the “Secondary Shares;” and

WHEREAS, the Company has previously raised, and may in the future raise, capital through the issuance of shares of Series A Preferred Stock, par value $0.001  per share (the “Series A Preferred Stock”), and shares of Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”)  and, together with the Series A Preferred Stock, (the “Preferred Stock”), pursuant to that certain Preferred Stock Purchase Agreement (as amended, the “Purchase Agreement”), dated as of June 19, 2009, among the Company and the investors party thereto (the “Investors”); and

WHEREAS, pursuant to Section 1.2(b) of the Purchase Agreement, at any time and from time to time during the 90 day period immediately following the Initial Closing (as such term is defined in the Purchase Agreement) (which period may be extended at the sole discretion of the Board for up to two additional 90 day periods), the Company may, at one or more additional closings (each such closing, an “Additional Initial Closing”), offer and sell to (i) one or more existing holders of shares of Series B Preferred Stock and (ii)  one or more other investors approved by the Board, in any case at a price of $5.00 per share, up to that number of shares of Series B Preferred Stock, if any, that is equal to 5,800,000 shares of Series B Preferred Stock less the number of shares of Series B Preferred Stock actually issued and sold by the Company at the Initial Closing and at any prior Additional Initial Closing (“Preferred B Additional Initial Closing Shares”); and

WHEREAS, pursuant to Section 1.3 of the Purchase Agreement, each person or entity who or which purchased shares of Series B Preferred Stock at the Initial Closing or any Additional Initial Closing will have the right to purchase a number of additional shares of Series

B Preferred Stock, not to exceed the number of shares of Series B Preferred Stock set forth opposite such person or entity’s name on Schedule A thereto under the heading “Additional Shares”, at a purchase price equal to $5.00  per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares)  of Series B Preferred Stock (“Preferred B Option Shares”) at one or more subsequent closings (each such closing, a “Subsequent Closing”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                           Recitals;  Definitions.  The recitals set forth above are true and correct and are hereby incorporated in and made a part of this Agreement by this reference.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan or the Purchase Agreement, as applicable.  For purposes of this Agreement, the term “Shares” refers to the Purchased Shares.

2.                             Limitations on Transfer.  In addition to any other limitation on transfer created by applicable securities laws, Holder shall not transfer, assign, encumber or dispose of any interest in the Shares except as and to the extent permitted by the Plan; provided, however, that as a condition to the transfer, assignment, encumbrance or disposition of any of the Shares by Holder as permitted by the Plan, the transferee or other recipient shall agree in writing to receive and hold the Shares so transferred subject to the provisions of this Agreement (including, without limitation, the Company’s Repurchase Right under Section 3 hereof).

3.                             Repurchase Right and Accelerated Release.

(a)                                  Upon a Repurchase Event, the Company has the right and option to repurchase from Holder some or all of the Unreleased Shares (as defined below) at the Non-Option Shares Repurchase Price during the Non-Option Shares Repurchase Period (the “Repurchase Right”), in accordance with the Repurchase Right terms of the Plan.

(b)                                  The Primary Shares shall vest and be released from the Repurchase Right as follows: in equal monthly installments over a thirty-six month period (i.e. - 2.778%  at the end of each monthly period following the Grant Date).

(c)                                   Right as follows: The Secondary Shares shall be vest and be released from the Repurchase

(i)                                    Upon each Additional Initial Closing following the Grant Date and each Subsequent Closing, if any, a number of Secondary Shares equal to (A)  the total number of Secondary Shares, multiplied by (B) the ratio of the number of Preferred B Additional Initial Closing Shares or Preferred B Option Shares, as applicable, sold at such closing divided by 4,800,000  shall become eligible for monthly vesting; and

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(ii)                                 Any Secondary Shares that become eligible for monthly vesting pursuant to Section 3(d)(i) above shall vest (or be deemed to be vested) and be released from the Repmchase Right in equal monthly installments over a thirty-six month period beginning as of the Grant Date (i.e. - 2.778% at the end of each monthly period following the date hereof).  For example, if 2,400,000 of the Preferred B Option Shares are purchased on the one year anniversary of the Grant Date, Holder shall be vested as of such date in a number of Secondary Shares equal to the product of (w) 0.5  [50%] times (x) the total number of Secondary Shares times (y) 0.02778 [2.778%] times (z) twelve (12) [number of months elapsed].  2.778% of such Secondary Shares will vest each subsequent month thereafter.

(d)                                  Any Shares which have not vested (or are not deemed to have vested) and have not accordingly been released from the Repurchase Right in accordance with Section 3(b), 3(c) and 3(d) are referred to herein as “Unreleased Shares.”  Upon the termination of the option period set forth in Section 1.3 of the Purchase Agreement, any Secondary Shares that have not become eligible for monthly vesting pursuant to Section 3(d)(i) above shall be repurchased by the Company at a purchase price of $0.001 per share.

4.                             Representation of Ownership.  In connection with the grant of the Shares, Holder represents and warrants to the Company that he is the sole legal and beneficial owner of the Shares, that no other person or entity has any interest in the Shares and that he owns the Shares free and clear of any liens or encumbrances.

5.                             No Employment, Consultancy or Other Rights.  Nothing in this Agreement shall imply a right to employment, consultancy or other similar relationship with the Company.

6.                             Miscellaneous.

(a)                                  Entire Agreement.  The Plan, this Agreement and the CSPA constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.  This Agreement and the award granted hereunder are made pursuant to the Plan, are subject to all of the terms and provisions of the Plan as if the same were fully set forth herein and in the event that any provision of this Agreement conflicts with the Plan, the provisions of the Plan shall control.

(b)                                  Assignment of Rights.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

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(c)                                   Withholding.  With respect to applicable income, employment and/or social insurance or social security withholding obligations, the Company may, in its sole discretion, withhold a sufficient number of Shares that are otherwise issuable to Holder pursuant to this Agreement to satisfy any such withholding obligations.  If necessary, the Company also reserves the right to withhold from Holder’s regular earnings an amount sufficient to meet the withholding obligations.

(d)                                  Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

(e)                                   Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

(f)                                    Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convemence only and are not to be considered in construing or interpreting this Agreement.

(g)                                   Counterparts;  Facsimile.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile or PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)                                  Specific Performance.  In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Company shall be entitled to specific performance of the agreements and obligations of Holder hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

(i)                                      Consent of Spouse.  If Holder is married on the date of this Agreement, Holder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit “B” hereto (“Consent of Spouse”), effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in Holder’s Shares that do not otherwise exist by operation of law or the agreement of the parties.  If Holder should marry or remarry subsequent to the date of this Agreement, Holder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

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[Execution Page Follows]

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IN WI1NESS HEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY

NEOS THERAPEUTICS, INC.

By:
Name:
Title

HOLDER:

[Name]

NEOS THERAPEUTICS, INC.

RESTRICTED STOCK AGREEMENT